SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2006

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications  pursuant to Rule 425 under the Securities Act

☐            Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 5.02                         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d)           On July 11, 2006 the Board of Directors of  Monster Worldwide, Inc. (the “Company”) elected Sal Iannuzzi as a member of the Board of Directors of the Company effective immediately. Mr. Iannuzzi was also named a member of the Company’s special committee investigating the dating and pricing of stock options. A copy of the press release relating thereto is filed herewith as Exhibit 99.1.

ITEM 8.01        OTHER EVENTS.

An action styled Charles Currie, Derivatively on behalf of Nominal Defendant Monster Worldwide, Inc. v. Paul Camara, Thomas G. Collison, George R. Eisele, John Gaulding, Michael Kaufman, Ronald J. Kramer, Andrew J. McKelvey, John McLaughlin, David A. Stein, John Swann, Jeffrey C. Taylor and James J. Treacy has been filed in the New York State Supreme Court, County of New York, Index No. 108700-2006. The Complaint asserts various causes of action in connection with alleged backdating of stock option grants.

An action styled Retirement Board of Allegheny County, Derivatively on behalf of Nominal Defendant Monster Worldwide Inc. v. Paul Camara, Thomas G. Collison, George R. Eisele, John Gaulding, Michael Kaufman, Ronald J. Kramer, Andrew J. McKelvey, John McLaughlin, David A. Stein, John Swann, Jeffrey C. Taylor and James J. Treacy has been filed in New York State Supreme Court, County of New York, Index No. 602205-2006. The Complaint asserts various causes of action in connection with alleged backdating of stock option grants.

The Company understands that a motion has been made by counsel for the plaintiffs referenced above to consolidate the two New York State Court actions.

An action styled Ruthy Parnes, Derivatively on behalf of Monster Worldwide Inc. v. Andrew J. McKelvey, George R. Eisele, John R. Gaulding, John Swann, Michael Kaufman, Ronald J. Kramer, David A. Stein, James J. Treacy, Jeffrey C. Taylor, Thomas G. Collison, Paul M. Camara and John McLaughlin has been filed in the United States District Court, Southern District of New York, Index No. 06 CV 46225. The Complaint asserts various causes of action in connection with alleged backdating of stock option grants.

The Company will vigorously defend itself in each of the aforementioned actions.

In addition, on July 11, 2006, the Company announced an update on the independent review of past stock option grant practices and that the Company will release second quarter and six-month financial results for the period ended June 30, 2006, on Wednesday, July 26, 2006.  A copy of the press release relating thereto is filed herewith as Exhibit 99.2.

Further, the Company has provided certain historical financial data on its website relating to the dispositions of its Advertising & Communications businesses in the United Kingdom, Ireland and Spain.  This information can be accessed directly through the Company’s Investor Relations website at http://ir.monsterworldwide.com.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits.

99.1	Press Release issued on July 11, 2006, by Monster Worldwide, Inc.
99.2	Press Release issued on July 11, 2006, by Monster Worldwide, Inc.

(All other items on this report are inapplicable.)

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Evan Kornrich
Evan Kornrich
Vice President- Litigation and Labor

Dated: July 12, 2006